                                                                    EXHIBIT 10.9

                             VISKASE COMPANIES, INC.

                 Management Incentive Plan for Fiscal Year 2004

I.    PURPOSE

      The Viskase Companies, Inc. Management Incentive Plan has been established for Fiscal Year 2004 for those Participants defined under Section III below.

      The purpose of this Plan is to provide additional compensation to Participants for their contribution to the achievement of the objectives of the Company, encouraging and stimulating superior performance by such personnel, and assisting in attracting and retaining highly qualified key employees.

II.   DEFINITIONS

      A. Base Salary equals the salary earnings for the portion of the Fiscal Year during which the Participant was an active employee at the level of management for which the computation is made. Salary earnings do not include Plan awards, long-term incentive awards, and imputed income from such programs as executive life insurance, auto allowance, or non-recurring earnings such as moving expenses. Salary earnings are determined before reductions for contributions under Section 401(K) of the Internal Revenue Code of 1986 as amended.

      B. Company means Viskase Companies, Inc. and its subsidiaries and its successors and assigns.

      C. Fiscal Year means the Company's Fiscal Year beginning January 1 and ending the last day of December.

      D. Plan means the Viskase Companies, Inc. Management Incentive Plan, as from time to time amended.

      E. Chief Executive Officer means the Chief Executive Officer of Viskase Companies, Inc.

      F. Financial Targets are the financial goal(s) of the Company for the Fiscal Year identified in Exhibit B as applied to Participants in Exhibit C.

      G. Personal Goals refer to the personal goals and objectives set by each Participant and his/her supervisor at the beginning of each Fiscal Year against which performance is measured under Section V below.

III.  EMPLOYEES COVERED BY THIS PLAN

      Those employees listed on Exhibit C (each a "Participant") shall be eligible to participate in this Plan.

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IV.   FINANCIAL AWARD

      A Participant in the Plan shall be entitled to a Financial Award computed as the product of:

                                                    Company              Individual
Participant's Base          Bonus as a %         Performance as          Performance          Participant's
      Salary           X      of Salary     X    a % of Target     X       Rating        =   Financial Award

      A. "Participant's Base Salary" shall be the salary as defined in Section II A in effect during applicable period.

      B. "Bonus as % of Salary" shall be as set forth in Exhibit A, Table I based upon Management Level of each Participant.

      C. "Company Performance as a % of Target" shall be determined in accordance with the schedule set forth in Exhibit A, Table II based on the attainment of the Company's financial target for the applicable period.

      D. "Individual Performance Rating" shall be based on an individual performance evaluation in accordance with Section V below

      If a Participant was in more than one management level during a Fiscal Year, a separate computation shall be made for each level applicable to the Participant during such Fiscal Year; the sum of the separate computations shall be the Participant's Financial Award.

V.    PERSONAL PERFORMANCE RATING

      Personal goals for each Participant are to be developed jointly by the Participant and his/her supervisor for the Fiscal Year. Attainment of such goals and other performance criteria, both quantifiable and non-quantifiable, may be used to arrive at an overall individual performance rating. Such criteria shall be applied consistently to Participants with similar duties pursuant to an evaluation process to be reviewed and approved by the Vice President, Administration. Criteria that may be weighed in arriving at an individual performance rating include, without limitation:

      -     Achievement of income goals

      -     Development of subordinates

      -     Successful completion or progress toward completion of projects

      -     Successful development of new accounts/products

      -     Improvement in product programs

      -     Attainment of self development objectives

      -     Control or reduction of operating expenses

      The supervisor will assign a Personal Performance Rating, reflecting the Participant's performance during such Fiscal Year. The Personal Performance Rating recommendation of the supervisor shall be reviewed by the appropriate member of the Management Committee, who shall recommend an appropriate Personal Performance Rating to the Chief Executive Officer who shall approve the final Personal Performance Rating for each Participant. The Chief Executive Officer reserves the right, in his sole discretion, to accept the Personal Performance Rating recommendation for each Participant or to modify any Personal Performance Rating for any Participant to achieve such dispersion of performance ratings as the Chief Executive Officer deems appropriate.

VI.   PERFORMANCE MEASURES, TARGETS AND PAYOUT RANGES

      The financial performance measures, targets and payout ranges used for incentive purposes shall be established by the Board of Directors based on the annual business plan. Those measures, targets and payout ranges, as appropriate, shall be approved by the Chief Executive Officer and the Board of Directors. The performance measures, targets and payout ranges are defined in Exhibit B.

VII.  PARTICIPANT BONUS COMPOSITION

      The composition of the bonuses are established by Management Level and communicated individually to each Participant.

VIII. COMPUTATION AND DISBURSEMENT OF FUNDS

      As soon as practicable after the close of the Fiscal Year, the members of the Management Committee will recommend a Personal Performance Rating for each Participant in his department to the Chief Executive Officer and the Board of Directors. The Chief Financial Officer of the Company shall calculate the financial performance measure. A Personal Performance Percentage (%) shall be determined by the Chief Executive Officer, which will be applied uniformly to each Personal Performance Rating. The proposed payout shall be presented to the Board of Directors for final approval. Once approved, payment of the Financial Awards shall be made as soon as practicable after the completion of the annual audit.

      If the Participant dies before receiving his/her award, the amount due will be paid to the designated beneficiaries on file with the Company and, in the absence of such designation, to the Participant's estate.

      All payment awards shall be reduced by amounts required to be withheld for taxes at the time payments are made.

IX.   CHANGES TO TARGET

      The Chairman of the Board of Directors, at any time prior to the final determination of awards and in consultation with the Board of Directors, may consider changes to the performance measures, targets, and payout ranges used for incentive purposes, such that if, in the judgment of the Chairman of the Board of Directors, such change(s) is/are desirable in the interests of equitable treatment of the Participants and the Company as a result of extraordinary or non-recurring events, changes in applicable accounting rules or principles, changes in the Company's methods of accounting, changes in applicable law, changes due to consolidation, acquisitions, or reorganization. The Chief Executive Officer shall implement such change(s) for immediate incorporation into the Plan.

X.    PARTIAL AWARDS

      A Participant shall be entitled to payment of a partial Financial Award if, prior to the end of such Fiscal Year, a Participant:

      -     Dies;

      - Retires (is eligible to immediately receive retirement benefits under a Company sponsored retirement plan);

      -     Becomes permanently disabled;

      - Transfers to a position with a salary grade not eligible for participation in the Plan;

      -     Enters military service;

      -     Takes an approved leave of absence;

      -     Is appointed or elected to public office; or

      -     Is terminated due to position elimination.

      provided that the Participant was an active employee for a minimum of 30 consecutive calendar days during such Fiscal Year. Such partial awards shall be paid at the time when payments of awards for such Fiscal Year are made to active Participants.

      Participants hired, or who otherwise become eligible to participate hereunder, during the course of a Fiscal Year and who are employed through the end of such Fiscal Year shall be eligible for a pro-rated award based on their Base Salary during such Fiscal Year and length of eligible service prior to the end of the Fiscal Year.

XI.   FORFEITURE OF BONUS

      Except as provided in Section X, no Participant who ceases to be an employee of the Company prior to the end of a Fiscal Year shall be entitled to any Financial Award under this Plan for such Fiscal Year unless the Chief Executive Officer determines otherwise.

      Except as provided in Section X, Participants who cease to be an employee of the Company between the end of a prior Fiscal Year and the payment date of awards for such prior Fiscal Year shall not be entitled to awards earned during such prior Fiscal Year unless the Chief Executive Officer determines otherwise.


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

XII.  ADMINISTRATION

      This Plan shall be administered by the Vice President, Administration of Viskase Companies, Inc., subject to the control and supervision of the Chief Executive Officer and the Board of Directors of Viskase Companies, Inc.

      In the event of a claim or dispute brought forth by a Participant, the decision of the Chief Executive Officer as to the facts in the case and the meaning and intent of any provision of the Plan, or its application, shall be final and conclusive.

XIII. NO EMPLOYMENT CONTRACT; FUTURE PLANS

      Participation in this Plan shall not confer upon any Participant any right to continue in the employ of the Company nor interfere in any way with the right of the Company to terminate any Participant's employment at any time. The Company is under no obligation to continue the Plan in future Fiscal Years.

XIV.  AMENDMENT OR TERMINATION

      The Board of Directors of the Company may at any time, or from time to time, (a) amend, alter or modify the provisions of this Plan, (b) terminate this Plan, or (c) terminate the participation of an employee or group of employees in this Plan; provided, however, that in the event of the termination of this Plan or a termination of participation, the Company shall provide the partial awards to the affected Participant(s) for the portion of the Fiscal Year during which such employee(s) were Participants in this Plan, in a manner in which the Company, in its sole judgment, determines to be equitable to such Participants and the Board of Directors of the Company.

XV.   GENERAL PROVISIONS

      A. No right under the Plan shall be assignable, either voluntarily or involuntarily by way of encumbrance, pledge, attachment, level or charge of any nature (except as may be required by state or federal law).

      B. Nothing in the Plan shall require the Company to segregate or set aside any funds or other property for the purpose of paying any portion of an award. No Participant, beneficiary or other person shall have any right, title or interest in any amount awarded under the Plan prior to the close of the Fiscal Year, or in any property of the Company or its subsidiaries.

   ________________________________         ____________________________________
      Final Approval Date                         Chief  Executive Officer

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                                                                    EXHIBIT 10.9

                                                                       EXHIBIT A
                                                                     PAGE 1 OF 2

                             VISKASE COMPANIES, INC.
                         2004 Management Incentive Plan

                           Computation of MIP Amounts

The management level shall determine the potential target bonus. Table I below provides the target bonus potential award for each management level.

      TABLE I

                               Bonus as a % of
                                Salary Target
Management Level IP                45.00%
Management Level I                 40.00%
Management Level II                24.00%
Management Level III               18.00%
Management Level IV                12.00%

      Payout Ranges for Company Performance Awards

      A payout range has been established for the payment of the company financial performance awards. (See Table II).

      - Below the 95% of the target point in the payout range, no company financial award is earned.

      - At or above the target point, the target financial award is earned as a percentage of the target up to a maximum of 150% of target.

      - Target value in the payout range is attained when the company meets its objective for each financial measure as stated in Exhibit B.

                                                                       EXHIBIT A
                                                                     PAGE 2 OF 2

C. TABLE II

                                        % of Financial Targets Achieved
          --------------------------------------------------------------------------------------------------
                                        Company                                                    Company
                                      Performance                                                Performance
          EBITDA                         Award                        EBITDA                        Award
          Target                        Earned                        Target                       Earned
          ------                        ------                        ------                       ------
Target      95%                           50%                          123%                         123%
            96%                           60%                          124%                         124%
            97%                           70%                          125%                         125%
            98%                           80%                          126%                         126%
            99%                           90%                          127%                         127%
           100%                          100%                          128%                         128%
           101%                          101%                          129%                         129%
           102%                          102%                          130%                         130%
           103%                          103%                          131%                         131%
           104%                          104%                          132%                         132%
           105%                          105%                          133%                         133%
           106%                          106%                          134%                         134%
           107%                          107%                          135%                         135%
           108%                          108%                          136%                         136%
           109%                          109%                          137%                         137%
           110%                          110%                          138%                         138%
           111%                          111%                          139%                         139%
           112%                          112%                          140%                         140%
           113%                          113%                          141%                         141%
           114%                          114%                          142%                         142%
           115%                          115%                          143%                         143%
           116%                          116%                          144%                         144%
           117%                          117%                          145%                         145%
           118%                          118%                          146%                         146%
           119%                          119%                          147%                         147%
           120%                          120%                          148%                         148%
           121%                          121%                          149%                         149%
           122%                          122%                      150% or more                     150%

                                                                       EXHIBIT B
                                                                     PAGE 1 OF 1

                             VISKASE COMPANIES, INC.
                         2004 Management Incentive Plan

      The financial target for 2004 shall be attainment of EBITDA of $22.2 million.

      EBITDA = Operating income before interest, taxes, depreciation and amortization excluding restructuring charges.